EXHIBIT 99.1

ADTRAN Holdings, Inc. reports preliminary third quarter 2024 financial results

Huntsville, Alabama, USA. — November 06, 2024 — ADTRAN Holdings, Inc. (NASDAQ: ADTN and FSE: QH9) (“ADTRAN Holdings” or the “Company”) today announced its preliminary unaudited financial results for the third quarter of 2024.

•
Revenue: $227.7 million, up sequentially and above the mid-point of guidance.
•
Gross margin: GAAP gross margin: 37.4%; Non-GAAP gross margin: 42.1%, a sequential increase of 134 and 17 basis points, respectively.
•
Operating margin: GAAP operating margin negative 10.5% up sequentially; Non-GAAP operating margin positive 1.1%, up sequentially and above the mid-point of guidance.
•
GAAP diluted loss per share of $0.36; Non-GAAP diluted loss per share $0.05.

ADTRAN Holdings’ Chairman and Chief Executive Officer Tom Stanton stated, “We delivered higher sequential revenue and expanded gross and operating margins in the third quarter. Importantly, we are seeing improvements in our key end markets as we continue to grow our customer base. With the gradual recovery in service provider spending, the success we are having in customer acquisition, and encouraging booking trends, we expect sequential revenue growth to continue in the fourth quarter. This outlook, coupled with improving visibility, gives us confidence our end-markets should continue to improve.”

“ADTRAN remains well-positioned for sustainable and profitable growth as customer inventory levels normalize,” added Mr. Stanton. “The continued trend to increase fiber access and optical transport, combined with the ongoing transition from higher risk vendors to providers like ADTRAN, serve as durable secular catalysts. As we grow, we are confident we can unlock meaningful operational leverage, driving accelerated profitability and increased cash generation.”

Business Outlook1

For the fourth quarter of 2024, the Company expects revenue to be within a range of $230 million to $245 million. Non-GAAP operating margin is expected to be within a range of 0% to 4%.

1GAAP earnings guidance is not provided. Please see the Explanation of Use of Non-GAAP Financial Measures at the end of this press release for an explanation regarding the Company’s omission of both GAAP earnings guidance and the applicable reconciliation table. In addition, please see the Explanation of Use of Non-GAAP Financial Measures and the Supplemental Information Reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures at the end of this press release for detailed information on calculating the non-GAAP measures referenced herein.

The Company will hold a conference call to discuss its preliminary third quarter results on Thursday, November 07, 2024, at 9:30 a.m. Central Time, or 4:30 p.m. Central European Time. The Company will webcast this conference call. To listen, simply visit our Investor Relations site at investors.adtran.com approximately 10 minutes prior to the start of the call, click on the event “ADTRAN Holdings Releases 3rd Quarter 2024 Financial Results and Earnings Call”, and click on the webcast link.

An online replay of the Company’s conference call, as well as the transcript of the Company's conference call, will be available on the Investor Relations site approximately 24 hours following the call and will remain available for at least 12 months. For more information, visit investors.adtran.com or email investor.relations@adtran.com.

About Adtran

ADTRAN Holdings, Inc. (NASDAQ: ADTN and FSE: QH9) is the parent company of Adtran, Inc., a leading global provider of open, disaggregated networking and communications solutions that enable voice, data, video and internet communications across any network infrastructure. From the cloud edge to the subscriber edge, Adtran empowers communications service providers around the world to manage and scale services that connect people, places and things. Adtran solutions are used by service providers, private enterprises, government organizations and millions of individual users worldwide. ADTRAN Holdings, Inc. is also the largest shareholder of Adtran Networks SE, formerly ADVA Optical Networking SE. Find more at Adtran, LinkedIn and Twitter.

Cautionary Note Regarding Forward-Looking Statements

Statements contained in this press release and the accompanying earnings call which are not historical facts, such as those relating to expectations regarding future revenue and future non-GAAP operating margin; future service provider spending; future profitability, and growth, including customer acquisition and booking trends, as well as future end market growth; future market trends and customer inventory levels; future operational leverage and cash generation; and ADTRAN Holdings’ strategy and outlook, outlook and financial guidance, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can also generally be identified by the use of words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “may,” “could” and similar expressions. In addition, ADTRAN Holdings, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such projections and other forward-looking information speak only as of the date hereof, and ADTRAN Holdings undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise, except to the extent as may be required by law. All such forward-looking statements are necessarily estimates and reflect management’s best judgment based upon current information. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which have caused and may in the future cause actual events or results to differ materially from those estimated by ADTRAN Holdings include, but are not limited to: (i) risks and uncertainties relating to ADTRAN Holdings’ ability to continue to reduce expenditures and the impact of such reductions on its financial results and financial condition; (ii) the risk of fluctuations in revenue due to lengthy sales and approval processes required by major and other service providers for new products, as well as ongoing tighter inventory management of ADTRAN Holdings’ customers; (iii) risks and uncertainties relating to ongoing material weaknesses in our internal control over financial reporting; (iv) risks and uncertainties relating to our ability to comply with the covenants set forth in our credit facility and to satisfy our payment obligations to Adtran Networks’ minority shareholders under the Domination and Profit and Loss Transfer Agreement between us and Adtran Networks; (v) risks posed by potential breaches of information systems and cyber-attacks; (vi) the risk that ADTRAN Holdings may not be able to effectively compete, including through product improvements and development; and (vii) other risks set forth in ADTRAN Holdings’ public filings made with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2023, its Quarterly Report on Form 10-Q for the second quarter ended June 30, 2024, and risks to be disclosed in its Form 10-Q for the quarterly period ended September 30, 2024 to be filed with the SEC.

Additionally, the financial measures presented herein are preliminary estimates, remain subject to our internal controls and procedures, and are subject to risks and uncertainties, including, among others, changes in connection with quarter-end adjustments. Any variation between the Company’s actual results and the preliminary financial information set forth herein may be material.

Explanation of Use of Non-GAAP Financial Measures

Set forth in the tables below are reconciliations of gross profit, gross margin, operating expenses, operating loss, other (expense) income, net loss inclusive of the non-controlling interest, net loss attributable to the Company, net income attributable to the non-controlling interest, and loss per share - basic and diluted, attributable to the Company, and net cash provided by (used in) operating activities, in each case as reported based on generally accepted accounting principles in the United States (“GAAP”), to non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP other expense, non-GAAP net loss inclusive of the non-controlling interest, non-GAAP net loss attributable to the Company, non-GAAP net income attributable to the non-controlling interest, non-GAAP loss per share - basic and diluted, attributable to the Company, respectively, and non-GAAP free cash flow. Such non-GAAP measures exclude acquisition-related expenses, amortization and adjustments (consisting of intangible amortization of backlog, developed technology, customer relationships, and trade names acquired in connection with business combinations and amortization of inventory fair value adjustments as well as legal and advisory fees related to a potential significant transaction), stock-based compensation expense, amortization of pension actuarial losses, deferred compensation adjustments, integration expenses, restructuring expenses, goodwill impairments, the tax effect of these adjustments to net loss and purchases of property, plant and equipment. These measures are used by management in our ongoing planning and annual budgeting processes. Additionally, we believe the presentation of these non-GAAP measures, when combined with the presentation of the most directly comparable GAAP financial measure, is beneficial to the overall understanding of ongoing operating performance of the Company. 1Non-GAAP operating margin (which is calculated as non-GAAP operating loss divided by revenue) is a non-GAAP financial measure. The Company has provided fourth quarter guidance with regard to non-GAAP operating margin. This measure excludes from the corresponding GAAP financial measure the effect of adjustments as described below. The Company has not provided a reconciliation of such non-GAAP guidance to guidance presented on a GAAP basis because it cannot predict and quantify without unreasonable effort all of the adjustments that may occur during the period due to the difficulty of predicting the timing and amounts of various items within a reasonable range. In particular, non-GAAP operating margin excludes certain items, including continued restructuring expenses, that will continue to evolve as our business efficiency program is implemented that the Company is unable to quantitatively predict. Depending on the materiality of these items, they could have a significant impact on the Company's GAAP financial results.

These non-GAAP financial measures are not prepared in accordance with, or an alternative for, GAAP and therefore should not be considered in isolation or as a substitution for analysis of our results as reported under GAAP. Additionally, our calculation of non-GAAP measures may not be comparable to similar measures calculated by other companies.

Published by

ADTRAN Holdings, Inc.

www.adtran.com

For media

Gareth Spence

+44 1904 699 358

public.relations@adtran.com

For investors

Peter Schuman

+1 650 743 7948

investor.relations@adtran.com

Condensed Consolidated Balance Sheets

(Preliminary, Unaudited)

(In thousands)

	September 30,	December 31,
	2024	2023
Assets
Current Assets
Cash and cash equivalents	$88,456	$87,167
Accounts receivable, net	172,025	216,445
Other receivables	12,871	17,450
Income tax receivable	13,466	7,933
Inventory, net	282,926	362,295
Prepaid expenses and other current assets	69,112	45,566
Total Current Assets	638,856	736,856
Property, plant and equipment, net	147,428	123,020
Deferred tax assets	25,697	25,787
Goodwill	56,884	353,415
Intangibles, net	286,098	327,985
Other non-current assets	86,677	87,706
Long-term investments	31,506	27,743
Total Assets	$1,273,146	$1,682,512

Liabilities, Redeemable Non-Controlling Interest and Equity
Current Liabilities
Accounts payable	$173,354	$162,922
Unearned revenue	54,615	46,731
Accrued expenses and other liabilities	34,482	36,204
Accrued wages and benefits	40,366	27,030
Income tax payable, net	2,007	5,221
Total Current Liabilities	304,824	278,108
Non-current revolving credit agreement outstanding	189,849	195,000
Deferred tax liabilities	21,483	35,655
Non-current unearned revenue	24,901	25,109
Non-current pension liability	12,149	12,543
Deferred compensation liability	32,046	29,039
Non-current lease obligations	25,635	31,420
Other non-current liabilities	26,489	28,657
Total Liabilities	637,376	635,531
Redeemable Non-Controlling Interest	421,776	442,152
Equity
Common stock	792	790
Additional paid-in capital	806,187	795,304
Accumulated other comprehensive income	47,377	47,465
Retained deficit	(635,164)	(232,905)
Treasury stock	(5,198)	(5,825)
Total Equity	213,994	604,829
Total Liabilities, Redeemable Non-Controlling Interest and Equity	$1,273,146	$1,682,512

Condensed Consolidated Statements of Loss

(Preliminary, Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2024		2023	2024		2023
Revenue
Network Solutions	$181,488		$228,564	$541,955		$793,984
Services & Support	46,216		43,767	137,913		129,637
Total Revenue	227,704		272,331	679,868		923,621
Cost of Revenue
Network Solutions	126,103		160,244	376,886		596,334
Network Solutions - other (credits), charges and inventory write-down	(328)		21,043	8,597		21,043
Services & Support	16,678		16,807	55,304		51,646
Total Cost of Revenue	142,453		198,094	440,787		669,023
Gross Profit	85,251		74,237	239,081		254,598
Selling, general and administrative expenses	57,620		62,907	176,214		196,887
Research and development expenses	51,615		62,752	172,253		203,493
Goodwill impairment	—		37,874	292,583		37,874
Operating Loss	(23,984)		(89,296)	(401,969)		(183,656)
Interest and dividend income	664		521	1,427		1,183
Interest expense	(5,679)		(4,507)	(17,183)		(11,858)
Net investment gain (loss)	1,382		(1,443)	4,507		1,071
Other (expense) income, net	(850)		2,523	(441)		4,714
Loss Before Income Taxes	(28,467)		(92,202)	(413,659)		(188,546)
Income tax (expense) benefit	(390)		16,553	16,121		36,229
Net Loss	$(28,857)		$(75,649)	$(397,538)		$(152,317)
Less: Net (Loss) Income attributable to non-controlling interest	2,382		2,561	7,417		4,380
Net Loss attributable to ADTRAN Holdings, Inc.	$(31,239)		$(78,210)	$(404,955)		$(156,697)

Weighted average shares outstanding – basic	78,952		78,389	78,873		78,378
Weighted average shares outstanding – diluted	78,952		78,389	78,873		78,378

Loss per common share attributable to ADTRAN Holdings, Inc. – basic	$(0.36)	(1)	$(1.00)	$(5.10)	(1)	$(2.00)
Loss per common share attributable to ADTRAN Holdings, Inc. – diluted	$(0.36)	(1)	$(1.00)	$(5.10)	(1)	$(2.00)

(1) Loss per common share attributable to ADTRAN Holdings, Inc. reflects $3.0 million gain on redemption of redeemable non-controlling interest for the three and nine months ended September 30, 2024.

Condensed Consolidated Statements of Cash Flows

(Preliminary, Unaudited)

(In thousands)

	Nine Months Ended
	September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(397,538)	$(152,317)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	68,421	91,422
Goodwill impairment	292,583	37,874
Amortization of debt issuance cost	1,013	607
Gain on investments, net	(4,238)	(3,316)
Net loss on disposal of property, plant and equipment	203	—
Stock-based compensation expense	11,417	12,229
Deferred income taxes	(13,399)	(45,941)
Other, net	(267)	204
Inventory write down - business efficiency program	4,135	21,043
Inventory reserves	6,667	29,836
Changes in operating assets and liabilities:
Accounts receivable, net	59,446	47,347
Other receivables	4,875	8,340
Income taxes receivable, net	(5,682)	—
Inventory	69,412	536
Prepaid expenses, other current assets and other assets	(20,083)	1,816
Accounts payable	9,697	(87,903)
Accrued expenses and other liabilities	15,039	6,476
Income taxes payable, net	(3,175)	2,433
Net cash provided by (used in) operating activities	98,526	(29,314)

Cash flows from investing activities:
Purchases of property, plant and equipment	(48,183)	(33,674)
Proceeds from sales and maturities of available-for-sale investments	1,195	10,545
Purchases of available-for-sale investments	(195)	(807)
Proceeds from beneficial interests in securitized accounts receivable	282	1,178
Net cash used in investing activities	(46,901)	(22,758)

Cash flows from financing activities:
Tax withholdings related to stock-based compensation settlements	(189)	(6,331)
Proceeds from stock option exercises	219	187
Dividend payments	—	(21,237)
Proceeds from receivables purchase agreement	68,556	—
Repayments on receivables purchase agreement	(83,772)	—
Proceeds from draw on revolving credit agreements	—	163,760
Repayment of revolving credit agreements	(5,000)	(49,233)
Payment for redemption of redeemable non-controlling interest	(17,395)	(1,196)
Payment for annual recurring compensation to non-controlling interest	(10,084)	—
Payment of debt issuance cost	(1,994)	(708)
Repayment of notes payable	—	(24,931)
Net cash (used in) provided by financing activities	(49,659)	60,311

Net increase in cash and cash equivalents	1,966	8,239
Effect of exchange rate changes	(677)	(791)
Cash and cash equivalents, beginning of period	87,167	108,644
Cash and cash equivalents, end of period	$88,456	$116,092

Supplemental disclosure of cash financing activities:
Cash paid for interest	$18,225	$8,540
Cash paid for income taxes	$9,122	$—
Cash used in operating activities related to operating leases	$7,380	$7,378
Supplemental disclosure of non-cash investing activities:
Right-of-use assets obtained in exchange for lease obligations	$2,122	$8,490
Purchases of property, plant and equipment included in accounts payable	$952	$2,508

Revision of Previously Issued Condensed Consolidated Financial Statements

Following the third quarter of 2024, the Company identified errors primarily impacting the carrying values of the redeemable non-controlling interest, retained deficit, the net income attributable to the non-controlling interest and the net loss attributable to the Company and, as a consequence, of the loss per common share attributable to the Company. The Company has evaluated the errors and determined that the related impacts were not material to the previously issued consolidated financial statements for any prior period. A summary of the corrections to the Company's Condensed Consolidated Financial Statements for the periods ended March 31, 2023, June 30, 2023, September 30, 2023, December 31, 2023, March 31, 2024 and June 30, 2024, is as follows:

(a)
Pursuant to the terms of the DPLTA, each Adtran Networks shareholder (other than the Company) is entitled to receive from us an Annual Recurring Compensation payment of €0.52 per share. The Company erroneously accrued this liability every quarter at €0.59 per share, overstating the associated accrual, the net income attributable to non-controlling interest and the net loss attributable to ADTRAN Holdings, Inc. for fiscal periods beginning with the quarter ended March 31, 2023 through the quarter ended June 30, 2024.
(b)
For the periods beginning with the quarter ended March 31, 2023 through the quarter ended June 30, 2024 the Company remeasured the redeemable non-controlling interest each quarter-end at the current exchange rate of Euros to U.S. Dollar. The Company treated the redeemable non-controlling interest as a monetary mezzanine equity instrument but should have treated it as a non-monetary mezzanine equity instrument not subject to remeasurement.

For additional information, please see our Note 1 to the Condensed Consolidated Financial Statements set forth in the Form 10-Q for the quarterly period ended September 30, 2024 to be filed with the SEC.

Supplemental Information

Reconciliation of Preliminary Gross Profit and Preliminary Gross Margin to

Preliminary Non-GAAP Gross Profit and Preliminary Non-GAAP Gross Margin

(Unaudited)

(In thousands)

	Three Months Ended			Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Total Revenue	$227,704	$225,991	$272,331	$679,868	$923,621

Cost of Revenue	$142,453	$144,416	$198,094	$440,787	$669,023
Acquisition-related expenses, amortizations and adjustments(1)	(10,276)	(10,064)	(13,537)	(30,517)	(79,554)
Stock-based compensation expense	(270)	(280)	(279)	(825)	(854)
Restructuring expenses(2)	(7)	(2,788)	(21,630)	(14,042)	(21,706)
Integration expenses(3)	(34)	(35)	(154)	(104)	(154)
Non-GAAP Cost of Revenue	$131,866	$131,249	$162,494	$395,299	$566,755

Gross Profit	$85,251	$81,575	$74,237	$239,081	$254,598
Non-GAAP Gross Profit	$95,838	$94,742	$109,837	$284,569	$356,866

Gross Margin	37.4%	36.1%	27.3%	35.2%	27.6%
Non-GAAP Gross Margin	42.1%	41.9%	40.3%	41.9%	38.6%

(1) Includes intangible amortization of backlog, inventory fair value adjustments, developed technology, customer relationships, and trade names acquired in connection with business combinations.

(2) Includes expenses for restructuring program designed to optimize the assets and business processes following the business combination with Adtran Networks. These expenses include inventory write down and other charges of $8.6 million for the nine months ended September 30, 2024, incurred as a result of a strategy shift which included discontinuance of certain product lines in connection with the Business Efficiency Program. The restructuring program commenced upon the closing of the business combination with Adtran Networks and is expected to be substantially completed in late 2024. Additionally, as part of the Business Efficiency Program, management determined to close a facility in Greifswald, Germany. These expenses include restructuring wage charges of $4.9 million for the nine months ended September 30, 2024. The closure of the facility is expected to be completed by December 31, 2024.

(3) Includes expenses related to the Company's one-time integration bonus program in connection with synergy targets as a result of the business combination with Adtran Networks.

Supplemental Information

Reconciliation of Preliminary Operating Expenses to Preliminary Non-GAAP Operating Expenses

(Unaudited)

(In thousands)

	Three Months Ended						Nine Months Ended
	September 30,		June 30,		September 30,		September 30,		September 30,
	2024		2024		2023		2024		2023
Operating Expenses	$109,235		$119,881		$163,533		$641,050		$438,254
Acquisition-related expenses, amortizations and adjustments	(5,054)	(1)	(7,233)	(6)	(4,534)	(10)	(17,168)	(14)	(13,516)	(19)
Stock-based compensation expense	(3,126)	(2)	(3,321)	(7)	(3,251)	(11)	(9,894)	(15)	(10,683)	(20)
Restructuring expenses	(5,930)	(3)	(14,742)	(8)	(3,242)	(12)	(26,534)	(16)	(11,471)	(21)
Integration expenses	(333)	(4)	(531)	(9)	(1,485)	(13)	(1,344)	(17)	(2,897)	(22)
Deferred compensation adjustments(5)	(1,471)		(848)		1,801		(4,259)		1,714
Goodwill impairment(18)	—		—		(37,874)		(292,583)		(37,874)
Non-GAAP Operating Expenses	$93,321		$93,206		$114,948		$289,268		$363,527

(1) Includes $4.0M of intangible amortization of developed technology, customer relationships, and trade names acquired in connection with business combinations and $0.6 million of legal and advisory fees related to a potential strategic transaction which are both included in selling, general and administrative expenses and $0.5 million is included in research and development expenses on the condensed consolidated statements of loss.

(2) $2.2 million is included in selling, general and administrative expenses and $0.9 million is included in research and development expenses on the condensed consolidated statements of loss.

(3) $2.7 million is included in selling, general and administrative expenses and $3.2 million is included in research and development expenses on the condensed consolidated statements of loss. Includes expenses of $3.2 million of wage related and other charges due to the Greifswald facility closure of which $0.8 million is included in selling, general and administrative and $2.4 million is included in research and development expenses on the condensed consolidated statements of loss.

(4) $0.3 million is included in selling, general and administrative expenses on the condensed consolidated statements of loss, and is primarily related to the Company's one-time integration bonus program in connection with synergy targets as a result of the business combination with Adtran Networks.

(5) Includes non-cash change in fair value of equity investments held in the ADTRAN Holdings, Inc. Deferred Compensation Program for Employees, all of which is included in selling, general and administrative expenses on the condensed consolidated statement of loss.

(6) Includes $3.9M of intangible amortization of developed technology, customer relationships, and trade names acquired in connection with business combinations and $2.8 million of legal and advisory fees related to a contemplated strategic transaction which are both included in selling, general and administrative expenses and $0.5 million is included in research and development expenses on the condensed consolidated statements of loss.

(7) $2.4 million is included in selling, general and administrative expenses and $0.9 million is included in research and development expenses on the condensed consolidated statements of loss.

(8) $3.5 million is included in selling, general and administrative expenses and $11.3 million is included in research and development expenses on the condensed consolidated statements of loss. Includes expenses of $13.5 million of wage related and other charges due to the Greifswald facility closure of which $2.6 million is included in selling, general and administrative and $10.9 million is included in research and development expenses on the condensed consolidated statements of loss.

(9) $0.5 million is included in selling, general and administrative expenses on the condensed consolidated statements of loss, and is primarily related to the Company's one-time integration bonus program in connection with synergy targets as a result of the business combination with Adtran Networks.

(10) Includes intangible amortization of developed technology, customer relationships, and trade names acquired in connection with business combinations, of which $4.0 million is included in selling, general and administrative expenses and $0.5 million is included in research and development expenses on the condensed consolidated statements of loss.

(11) $2.4 million is included in selling, general and administrative expenses and $0.8 million is included in research and development expenses on the condensed consolidated statements of loss.

(12) $3.4 million is included in selling, general and administrative expenses and $(0.2) million is included in research and development expenses on the condensed consolidated statements of loss.

(13) $1.4 million is included in selling, general and administrative expenses and $0.1 million is included in research and development expenses on the condensed consolidated statements of loss. Includes fees relating to the expansion of internal controls at Adtran Networks and the implementation of the DPLTA. Additionally, includes expenses related to the Company's one-time integration bonus program in connection with synergy targets as a result of the business combination with Adtran Networks of which $0.5 million is stock compensation expense for the program.

(14) Includes intangible amortization of developed technology, customer relationships, and trade names acquired in connection with business combinations, of which $15.8 million is included in selling, general and administrative expenses and $1.4 million is included in research and development expenses on the condensed consolidated statements of loss.

(15) $7.1 million is included in selling, general and administrative expenses and $2.8 million is included in research and development expenses on the condensed consolidated statements of loss.

(16) $8.0 million is included in selling, general and administrative expenses and $18.6 million is included in research and development expenses on the condensed consolidated statements of loss. Includes expenses of $16.5 million of wage related and other charges due to the Greifswald facility closure of which $3.2 million is included in selling, general and administrative and $13.3 million is included in research and development expenses on the condensed consolidated statements of loss.

(17) $1.3 million is included in selling, general and administrative expenses on the condensed consolidated statements of loss. Includes fees relating to the expansion of internal controls at Adtran Networks and the implementation of the DPLTA. Additionally, includes expenses related to the Company's one-time integration bonus program in connection with synergy targets as a result of the business combination with Adtran Networks of which $0.7 million is stock compensation expense for the program.

(18) Non-cash impairment of goodwill in our Network Solutions reporting unit, necessitated by factors such as a decrease in the Company's market capitalization, cautious service provider spending due to economic uncertainty and continued elevated customer inventory adjustments.

(19) Includes intangible amortization of developed technology, customer relationships, and trade names acquired in connection with business combinations, of which $12.0 million is included in selling, general and administrative expenses and $1.5 million is included in research and development expenses on the condensed consolidated statements of loss.

(20) $7.6 million is included in selling, general and administrative expenses and $3.1 million is included in research and development expenses on the condensed consolidated statements of loss.

(21) $7.0 million is included in selling, general and administrative expenses and $4.5 million is included in research and development expenses on the condensed consolidated statements of loss.

(22) $2.8 million is included in selling, general and administrative expenses and $0.1 million is included in research and development expenses on the condensed consolidated statements of loss. Includes fees relating to the expansion of internal controls at Adtran Networks and the implementation of the DPLTA. Additionally, includes expenses related to the Company's one-time integration bonus program in connection with synergy targets as a result of the business combination with Adtran Networks of which $0.5 million is stock compensation expense for the program.

Supplemental Information

Reconciliation of Preliminary Operating Loss to Preliminary Non-GAAP Operating Income (Loss)

(Unaudited)

(In thousands)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023
Operating Loss	$(23,984)	$(38,306)	$(89,296)	$(401,969)	$(183,656)
Acquisition related expenses, amortizations and adjustments(1)	15,330	17,297	18,070	47,685	93,069
Stock-based compensation expense	3,396	3,601	3,530	10,719	11,537
Restructuring expenses(2)	5,936	17,530	24,873	40,576	33,178
Integration expenses(3)	367	566	1,639	1,447	3,051
Deferred compensation adjustments(4)	1,471	848	(1,801)	4,259	(1,714)
Goodwill impairment(5)	—	—	37,874	292,583	37,874
Non-GAAP Operating Income (Loss)	$2,516	$1,536	$(5,111)	$(4,700)	$(6,661)

(1) Includes intangible amortization of backlog, inventory fair value adjustments, developed technology, customer relationships, and trade names acquired in connection with business combinations.

(2) Includes expenses for restructuring program designed to optimize the assets and business processes following the business combination with Adtran Networks. These expenses include inventory write down and other charges incurred as a result of a strategic shift in certain product lines in connection with the restructuring program. Additionally, includes expenses related to the closure of the Greifswald facility.

(3) Includes expenses related to the Company's one-time integration bonus program in connection with synergy targets as a results of the business combination with Adtran Networks. Includes fees incurred for the expansion of internal controls at Adtran Networks and the implementation of the DPTLA.

(4) Includes non-cash change in fair value of equity investments held in the ADTRAN Holdings, Inc. Deferred Compensation Program for Employees, all of which is included in selling, general and administrative expenses on the condensed consolidated statement of loss.

(5) Non-cash impairment of goodwill in our Network Solutions reporting unit, necessitated by factors such as a decrease in the Company’s market capitalization, cautious service provider spending due to economic uncertainty and continued customer inventory adjustments.

Supplemental Information

Reconciliation of Preliminary Other (Expense) Income to Preliminary Non-GAAP Other Expense

(Unaudited)

(In thousands)

	Three Months Ended			Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Interest and dividend income	$664	$366	$521	$1,427	$1,183
Interest expense	(5,679)	(6,906)	(4,507)	(17,183)	(11,858)
Net investment gain (loss)	1,382	872	(1,443)	4,507	1,071
Other (expense) income, net	(850)	(901)	2,523	(441)	4,714
Total Other Expense	$(4,483)	$(6,569)	$(2,906)	$(11,690)	$(4,890)
Deferred compensation adjustments (1)	(1,294)	(896)	1,117	(4,629)	(1,387)
Pension expense (2)	7	7	7	21	20
Non-GAAP Other Expense	$(5,770)	$(7,458)	$(1,782)	$(16,298)	$(6,257)

(1) Includes non-cash change in fair value of equity investments held in the ADTRAN Holdings, Inc. Deferred Compensation Program for Employees.

(2) Includes amortization of actuarial losses related to the Company's pension plan for employees in certain foreign countries.

Supplemental Information

Reconciliation of Preliminary Net Loss inclusive of Non-Controlling Interest to

Preliminary Non-GAAP Net Loss inclusive of Non-Controlling Interest

(Unaudited)

and

Reconciliation of Preliminary Net Income attributable to Non-Controlling Interest to

Preliminary Non-GAAP Net Income attributable to Non-Controlling Interest

(Unaudited)

and

Reconciliation of Preliminary Net Loss attributable to ADTRAN Holdings, Inc. and

Preliminary Loss per Common Share attributable to ADTRAN Holdings, Inc. – Basic and Diluted to

Preliminary Non-GAAP Net Loss attributable to ADTRAN Holdings, Inc. and

Preliminary Non-GAAP Loss per Common Share attributable to ADTRAN Holdings, Inc. – Basic and Diluted

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended				Nine Months Ended
	September 30, 2024		June 30, 2024	September 30, 2023	September 30, 2024		September 30, 2023
Net Loss attributable to ADTRAN Holdings, Inc.	(31,239)		$(49,515)	$(78,210)	$(404,955)		$(156,697)
Plus: Net (Loss) Income attributable to non-controlling interest (1)	2,382		2,504	2,561	7,417		4,380
Net Loss inclusive of non-controlling interest	$(28,857)		$(47,011)	$(75,649)	$(397,538)		$(152,317)
Acquisition related expenses, amortizations and adjustments	15,330		17,297	18,070	47,685		93,069
Stock-based compensation expense	3,396		3,601	3,530	10,719		11,537
Deferred compensation adjustments (2)	177		(48)	(684)	(370)		(3,101)
Pension adjustments (3)	7		7	7	21		20
Restructuring expenses	5,936		17,530	24,873	40,576		33,178
Integration expenses	367		566	1,639	1,447		3,051
Goodwill impairment	—		—	37,874	292,583		37,874
Tax effect of adjustments to net loss (4)	(712)		755	(21,024)	(19,022)		(50,146)
Non-GAAP Net Loss inclusive of non-controlling interest	$(4,356)		$(7,303)	$(11,364)	$(23,899)		$(26,835)
Less: Non-GAAP Net (Loss) Income attributable to non-controlling interest (1)	2,382		2,504	2,561	7,417		5,909
Non-GAAP Net Loss attributable to ADTRAN Holdings, Inc.	$(6,738)		$(9,807)	$(13,925)	$(31,316)		$(32,744)

GAAP Net Income attributable to non-controlling interest (1)	$2,382		$2,504	$2,561	$7,417		$4,380
Acquisition related expenses, amortizations and adjustments	—		—	—	—		1,457
Restructuring expenses	—		—	—	—		29
Integration expenses	—		—	—	—		6
Stock-based compensation expense	—		—	—	—		37
Non-GAAP Net Income attributable to non-controlling interest (1)	$2,382		$2,504	$2,561	$7,417		$5,909

Weighted average shares outstanding – basic	78,952		78,852	78,389	78,873		78,378
Weighted average shares outstanding – diluted	78,952		78,852	78,389	78,873		78,378

Loss per common share attributable to ADTRAN Holdings, Inc. – basic	$(0.36)	(5)	$(0.63)	$(1.00)	$(5.10)	(5)	$(2.00)
Loss per common share attributable to ADTRAN Holdings, Inc. – diluted	$(0.36)	(5)	$(0.63)	$(1.00)	$(5.10)	(5)	$(2.00)

Non-GAAP Loss per common share attributable to ADTRAN – basic	$(0.05)	(5)	$(0.12)	$(0.18)	$(0.36)	(5)	$(0.42)
Non-GAAP Loss per common share attributable to ADTRAN – diluted	$(0.05)	(5)	$(0.12)	$(0.18)	$(0.36)	(5)	$(0.42)

(1) Represents the non-controlling interest portion of the Company's ownership of Adtran Networks pre-DPLTA and the annual recurring compensation earned by redeemable non-controlling interests and accrued by the Company post-DPLTA.

(2) Includes non-cash change in fair value of equity investments held in deferred compensation plans offered to certain employees.

(3) Includes amortization of actuarial losses related to the Company's pension plan for employees in certain foreign countries.

(4) Represents the tax effect of non-GAAP adjustments. Beginning in period ending September 30, 2024, the Company changed its method of calculating non-GAAP income taxes by applying blended statutory tax rates to non-GAAP losses before income taxes in order to include current and deferred income tax expenses that are commensurate with the non-GAAP measure of profitability. The blended statutory tax rate is calculated using 0%, resulting in no tax benefits net of impact of valuation allowance, for the loss jurisdiction’s non-GAAP losses before income taxes and 30% for all remaining jurisdictions’ non-GAAP income before income taxes. Prior periods have been adjusted to reflect the application of blended statutory tax rates, net of impact of valuation allowance, to non-GAAP losses before income taxes as opposed to the previous application of blended statutory and effective tax rates to separate non-GAAP adjustments. We previously reported the tax effect of the adjustment to non-GAAP net loss under the prior method of $7.9 million, $49.1 million and $21.0 million for the three and nine months ended September 30, 2023 and for the three months ended June 30, 2024, respectively.

(5) Loss per common share attributable to ADTRAN Holdings, Inc. and Non-GAAP Loss per common share attributable to ADTRAN Holdings, Inc. reflects $3.0 million of gain on redemption of redeemable non-controlling interest for the three and nine months ended September 30, 2024.

Supplemental Information

Reconciliation of Preliminary Net Cash Provided By (Used In) Operating Activities to Preliminary Free Cash Flow

(Unaudited)

(In thousands)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023
Net Cash provided by (used in) operating activities	$42,030	$19,898	$6,846	$98,526	$(29,314)
Purchases of property, plant and equipment(1)	(18,814)	(15,995)	(13,556)	(48,183)	(33,674)
Free cash flow	$23,216	$3,903	$(6,710)	$50,343	$(62,988)

(1) Purchases related to capital expenditures.